                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A
                               AMENDMENT NO. 1

                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)
                                 August 15, 1996


                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



     Arizona                      1-13704                  86-0498857
 (State or other                (Commission              (IRS Employer
  jurisdiction                  File Number)           Identification No.)
of incorporation)


                            2030 East Speedway Blvd.
                              Tucson, Arizona 85719
               (Address of principal executive offices)(Zip Code)



                                 (520) 320-1000
              (Registrant's telephone number, including area code)


                                2731 East Elvira
                                    Suite 151
                           Tucson, Arizona 85706-7124
          (Former name or former address if changed since last report)

Item 7.  Financial Statements and Exhibits

    (a)  Financial Statements of Business Acquired

         Audited financial statements of BASIS Incorporated as of and for the year ended December 31, 1995.

    (b)  Pro Forma Financial Information

         On August 15, 1996, upon the acceptance of the Articles of Merger by the Arizona Corporate Commission, Prologic Management Systems, Inc. acquired BASIS Inc., a systems integration firm located in Emeryville California, through the merger of BASIS into a wholly owned subsidiary of Prologic, BASIS Acquisition Corp. BASIS will continue to exist as a wholly owned subsidiary.

         The aggregate cost of acquiring BASIS was approximately $2,169,000. The purchase price included $500,000 in cash and 337,325 shares of Prologic common stock valued at $1,400,000. The Company incurred direct transaction cost of approximately $269,000 associated with the acquisition. In addition the Company will issue, to BASIS shareholders, an additional amount of common stock valued up to $1,600,000 if certain post-merger earn-out targets in the Agreement are met during the Company's fiscal periods ending June 30, 1997 and 1998.

         The following presents the pro forma condensed combined balance sheet (unaudited) as of June 30, 1996, as if the acquisition had occurred at that date, and pro forma condensed combined statement of operations (unaudited) for the three months ended June 30, 1996 and the statement of operations (audited) for the fiscal year ended March 31, 1996, as if the acquisition had occurred at the beginning of the period, after giving effect to certain adjustments including amortization of the amount by which the purchase price and related direct cost exceed the net assets acquired over a seven year period.

         These pro forma statements do not necessarily reflect the results of operations that would have been achieved had the company and BASIS been combined during such periods, or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes thereto of BASIS and PROLOGIC.

               PROLOGIC MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
 For the year ended March 31, 1996 and for the three months ended June 30, 1996


(1)  Basis of Accounting

         On August 15, 1996, the Company completed the acquisition of BASIS, Inc. a regional systems integration firm based in Emeryville, California. All of the outstanding stock was acquired for $500,000 in cash and 337,325 shares of common stock of the company valued at $1,400,000.

         The pro forma unaudited combined statements of operations are presented using PROLOGIC's audited fiscal year ended March 31, 1996 and the unaudited three months ended June 30, 1996 combined with BASIS audited twelve months ended December 31, 1995 and the unaudited three months ended March 31, 1996 giving effect to the acquisition of BASIS, Inc. as if the transaction had taken place on April 1, 1995.

         The pro forma unauditd combined balance sheet gives effect to the acquisition as if the transaction had taken place on June 30, 1996 and combines PROLOGIC's June 30, 1996 amounts with BASIS's March 31, 1996 amounts.

         The following pro forma consolidated statements of operations are not necessarily indicitive of the future results of operations of the Company or the results of operations which would have resulted had the Company and BASIS been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

(2) Pro Forma Condensed Combined Statements of Operations and Pro Forma Consolidated Balance Sheet

         The accompanying pro forma adjustments reflect adjustments for the items described in note 1 above and the following adjustments:
                  a. To reflect the amortization of the amount by which the purchase price and related acquisition costs exceed the net assets acquired over 7 years.
                  b. To record the amount of the cash portion of the purchase price and related acquisition costs.
                  c. To record the common stock of Prologic paid to the holders of BASIS stock.
                  d. To write off the equity of BASIS Inc.

                                   BASIS, INC.

                              Financial Statements

                           December 31, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
BASIS, Inc.:


We have audited the accompanying balance sheet of BASIS, Inc. as of December 31, 1995, and the related statements of income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BASIS, Inc. as of December 31, 1995, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.





San Jose, California
July 2, 1996

                                   BASIS, INC.

                                  Balance Sheet

                                December 31, 1995


                           Assets
                           ------

Current assets:
     Cash                                                           $   639,519
     Trade accounts receivable (Notes 4 and 9)                        1,496,229
     Other receivables                                                   62,133
     Inventories (Note 4)                                                61,829
     Prepaid expenses                                                    28,565
                                                                    -----------
                  Total current assets                                2,288,275

Property and equipment, net (Note 2)                                    147,191
Other assets                                                              8,470
                                                                    -----------
                                                                    $ 2,443,936
                                                                    ===========
               Liabilities and Shareholders' Equity
Current liabilities:
     Line of credit (Note 4)                                        $   486,000
     Accounts payable                                                   576,554
     Accrued expenses (Note 3)                                          227,998
     Deferred revenue                                                    24,687
                                                                    -----------
                  Total current liabilities                           1,315,239
                                                                    -----------
Commitments (Notes 10 and 11)

Shareholders' equity:
     Common stock, $1 par value; 2,000,000 shares authorized;
         1,309,500 shares issued and outstanding (Note 6)             1,309,500
     Accumulated deficit                                               (180,803)
                                                                    -----------
                  Total shareholders' equity                          1,128,697
                                                                    -----------
                                                                    $ 2,443,936
                                                                    ===========

See accompanying notes to financial statements.

                                   BASIS, INC.

                              Statements of Income

                     Years ended December 31, 1995 and 1994

                                                       1995           1994
                                                   -----------     ----------
Net sales (Note 9):
     Hardware                                      $11,750,827      7,100,073
     Software                                        1,652,606      1,933,808
     Services and maintenance                        1,537,715      1,122,116
                                                   -----------     ----------
                                                    14,941,148     10,155,997
                                                   -----------     ----------
Cost of sales (Note 9):
     Hardware                                       10,497,069      6,264,270
     Software                                        1,539,483      1,671,974
     Services and maintenance                        1,318,166        840,853
                                                   -----------     ----------
                                                    13,354,718      8,777,097
                                                   -----------     ----------
              Gross margin                           1,586,430      1,378,900
                                                   -----------     ----------
Operating expenses:
     Sales and marketing                               816,392        700,090
     General and administrative                        522,538        541,249
                                                   -----------     ----------
              Total operating expenses               1,338,930      1,241,339
                                                   -----------     ----------
              Income from operations                   247,500        137,561
Interest expense, net                                   24,494         43,124
                                                   -----------     ----------
              Income before income taxes               223,006         94,437
Income taxes (Note 5)                                   12,500            800
                                                   -----------     ----------
              Net income                           $   210,506         93,637
                                                   ===========     ==========
Pro forma net income data (unaudited):
     Income before taxes, as reported              $   223,006
     Pro forma income taxes                             89,500
                                                   -----------
              Pro forma net income (unaudited)     $   133,506
                                                   ===========


See accompanying notes to financial statements.

                                   BASIS, INC.

                       Statements of Shareholders' Equity

                     Years ended December 31, 1995 and 1994


                                                       Common stock                                        Total
                                               -----------------------------        Accumulated         shareholders'
                                                Shares              Amount            deficit             equity
                                               ---------          ----------          --------           ---------
Balances as of December 31, 1993               1,077,500          $1,077,500          (484,946)            592,554

     Proceeds from issuance of common
         stock                                   228,000             228,000                --             228,000

     Net income                                       --                  --            93,637              93,637
                                               ---------          ----------          --------           ---------
Balances as of December 31, 1994               1,305,500           1,305,500          (391,309)            914,191

     Issuance of common stock in
         exchange for services                     4,000               4,000                --               4,000

     Net income                                       --                  --           210,506             210,506
                                               ---------          ----------          --------           ---------
Balances as of December 31, 1995               1,309,500          $1,309,500          (180,803)          1,128,697
                                               =========          ==========          ========           =========


See accompanying notes to financial statements.

                                   BASIS, INC.

                            Statements of Cash Flows

                     Years ended December 31, 1995 and 1994

                                                                                     1995                 1994
                                                                                   ---------           ----------
Cash flows from operating activities:
     Net income                                                                    $ 210,506               93,637
     Adjustments to reconcile net income to net cash provided by
         (used in) operating activities:
              Depreciation                                                            85,963               59,568
              Common stock issued for services rendered                                4,000                   --
              Changes in operating assets and liabilities:
                  Trade accounts receivable                                          568,004           (1,259,453)
                  Other receivables                                                   95,086              (69,688)
                  Inventories                                                         95,333              (31,224)
                  Prepaid expenses                                                     9,465               58,641
                  Accounts payable                                                  (397,372)             342,451
                  Accrued expenses                                                   (60,221)            (130,901)
                  Deferred revenue                                                    24,687                   --
                                                                                   ---------           ----------
                      Net cash provided by (used in) operating activities            635,451             (936,969)
                                                                                   ---------           ----------
Cash flows from investing activities:
     Purchases of software and equipment                                            (117,816)             (42,312)
     Deposits refunded (paid)                                                         10,543              (18,843)
                                                                                   ---------           ----------

                      Net cash used in investing activities                         (107,273)             (61,155)
                                                                                   ---------           ----------
Cash flows from financing activities:
     Proceeds from common stock issuance                                                  --              228,000
     Payments on capital lease obligations                                           (14,296)             (24,881)
     Proceeds from (payments on) line of credit, net                                  30,293             (449,282)
                                                                                   ---------           ----------

                      Net cash provided by (used in) financing activities             15,997             (246,163)
                                                                                   ---------           ----------

Net increase (decrease) in cash                                                      544,175           (1,244,287)

Cash at beginning of year                                                             95,344            1,339,631
                                                                                   ---------           ----------
Cash at end of year                                                                $ 639,519               95,344
                                                                                   =========           ==========
Supplemental disclosure of cash flow information:
   Cash paid during the year:
         Income taxes                                                              $     800                  800
                                                                                   =========           ==========
         Interest                                                                  $  25,000               43,000
                                                                                   =========           ==========

See accompanying notes to financial statements.

                                   BASIS, INC.

                          Notes to Financial Statements

                           December 31, 1995 and 1994


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business

         BASIS, Inc. (the Company) is a California corporation operating as a Women Business Entity (WBE) engaged in the value-added resale of computer hardware and software and the design and integration of computer systems. The Company is also engaged in the implementation of relational databases, automated data collection, and Internet and World Wide Web technologies. The Company's customer base is largely comprised of Fortune 1000 companies located in the Western United States, principally California.

         Revenue Recognition

         The Company recognizes revenue from sales of hardware and software when the products have been shipped, all significant obligations have been satisfied, and collection of the resulting receivable is probable. The Company purchases and sells maintenance agreements on behalf of the original equipment manufacturers and maintains no further obligation under these contracts. As such, revenue related to such contracts is recognized upon sale of the contract. Revenue from professional services is recognized when performed.

         Inventories

         Inventories, consisting of finished goods, are stated at the lower of cost (first-in, first-out method) or market.

         Property and Equipment

         Property and equipment are stated at cost. Computer equipment and furniture and fixtures are depreciated using the double declining balance method over the estimated useful lives of the assets, generally five to seven years. Purchased computer software is depreciated using the straight-line method over the estimated useful life of five years.

         Income Taxes

         The Company has elected under the Internal Revenue Code (IRC) to be an S corporation for federal tax purposes. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. In the event of a loss, the shareholders include their respective shares of the Company's net operating loss in their individual income tax returns.

         For California purposes, the Company has retained its status as subchapter C corporation, paying its California taxes based on the Company's taxable income.


                                                                     (Continued)

                                  BASIS, INC.

                         Notes to Financial Statements

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(2)      PROPERTY AND EQUIPMENT

         Property and equipment as of December 31, 1995, consisted of the following:

              Computer equipment                         $    393,063
              Furniture and fixtures                           80,634
              Purchased computer software                      62,095
                                                         ------------

                                                              535,792
              Less accumulated depreciation                   388,601
                                                         ------------
                                                         $    147,191
                                                         ============

(3)      ACCRUED EXPENSES

         Accrued expenses as of December 31, 1995, consisted of the following:

              State sales taxes                          $     80,041
              Commissions                                      60,642
              Vacation                                         44,872
              Other                                            42,443
                                                         ------------
                                                         $    227,998
                                                         ============

                                                                     (Continued)

                                  BASIS, INC.

                         Notes to Financial Statements

(4)      FINANCING ARRANGEMENTS

         The Company has a $5 million line of credit arrangement with Deutsche Financial Services (DFS). The line of credit permits borrowings of up to the lesser of 80% of eligible accounts receivable, excluding the assigned accounts receivable discussed below, or $2 million. In addition, the line of credit permits borrowings of up to $3 million for inventory purchases. Draws secured by eligible accounts receivable accrue interest at the prime rate (8.50% as of December 31, 1995) plus 1%, with a minimum rate of 7%. Draws for inventory purchases do not accrue interest as long as the draws are paid down within the vendor's standard terms. Otherwise, such draws accrue interest at a variable rate determined by DFS on a daily basis (24% annual rate as of December 31, 1995). The carrying amount of the line of credit approximates fair value because of the short maturity of the instrument.

         The line of credit is secured by substantially all of the assets of the Company and is guaranteed by the Company's President and Chief Executive Officer and a significant shareholder. The line of credit automatically renews annually until terminated by either party. The line also contains certain financial covenants, with which the Company was in compliance as of December 31, 1995. As of December 31, 1995, there was no outstanding balance on the accounts receivable credit line and the outstanding balance on the inventory credit line was $486,000.

         During 1995, the Company entered into a financing agreement with AT&T Corporation (AT&T) and Chase Manhattan Corporation (Chase Manhattan). Under this agreement, Chase Manhattan serves as an agent for the Company to collect on assigned accounts receivables and distribute payments to AT&T for merchandise purchased by the Company. As of December 31, 1995, assigned accounts receivable covered by the agreement totaled $554,006.

(5)      INCOME TAXES

         The provision for income taxes for the year ended December 31, 1995 of $12,500 consisted of a California franchise tax of approximately $18,000 partially offset by an employee child care tax credit of approximately $5,500. The provision for income taxes for the year ended December 31, 1994 consisted of the minimum California franchise tax of $800 due to utilization of a California net operating loss carryforward not previously benefited against California taxable income.

         The pro forma provision for income taxes of $89,500 (unaudited) reflects the income tax expense that would have been reported if the Company had been a C corporation for federal and state income tax purposes. The components of pro forma income taxes (unaudited) for the year ended December 31, 1995 are as follows:

              Pro forma income taxes (unaudited):
                  Current:
                      Federal                             $    77,000
                      State                                    12,500
                                                            ---------
              Total pro forma income taxes (unaudited)     $   89,500
                                                           ===========

                                                                     (Continued)

                                  BASIS, INC.

                         Notes to Financial Statements


         The difference between the statutory tax rate of 34% and the Company's effective 1995 pro forma tax rate relates principally to state income taxes. The deferred tax assets and liabilities as of December 31, 1995, on a pro forma basis (unaudited) are not material.

         The deferred tax asset as of January 1, 1995, on a pro forma basis would have been approximately $58,000 (unaudited) consisting principally of federal and state not operating losses and credit carryforwards. Due to the future profitability of the Company, a valuation allowance as of January 1, 1995 was not considered necessary.

(6)      STOCK OPTIONS

         The Company has granted nonqualified stock options under agreements with certain key employees. These options enable the employees to purchase shares of authorized, unissued common stock, at the fair market value of the common stock on the date of grant. The options are exercisable upon grant and expire at the earlier of (a) five years from the date of grant; or (b) the expiration of three calendar months from the date on which an optionee's continuous employment with the Company is terminated. During 1995, the Company granted options for 53,500 shares of common stock at an exercise price of $1.00 per share; no options were granted in 1994. As of December 31, 1995 and 1994, there were 103,500 and 50,000 options outstanding, respectively, at an exercise price of $1.00 per share. No options were exercised during 1995 or 1994.

 (7)     RELATED PARTY TRANSACTIONS

         During 1995 and 1994, the Company leased computer equipment, software, and office equipment from the Company's President and Chief Executive Officer under two long-term capital leases. The leases accrued interest at 13.2% and 11.7%, respectively. The Company made payments on the leases of $14,296 and $31,581 during 1995 and 1994, respectively.

         The Company exercised purchase options to acquire the assets upon expiration of the leases in 1995 and 1994.

 (8)     EMPLOYEE BENEFIT PLAN

         The Company has a savings plan for all active employees, qualified under Section 401(k) of the IRC. The plan provides that the Company will match 50% of the first 3% of participant contributions. During 1995 and 1994, the Company made contributions to the plan of $12,566 and $13,516, respectively.

 (9)     CREDIT AND SUPPLIER CONCENTRATIONS

         In 1995, three customers accounted for approximately 42%, 7%, and 5%, respectively, of total revenues. As of December 31, 1995, trade accounts receivable from these customers accounted for 69%, 4%, and 5%, respectively, of total accounts receivable. In 1994, three customers accounted for approximately 25%, 24%, and 8%, respectively, of total revenues.

                                                                     (Continued)

                                  BASIS, INC.

                         Notes to Financial Statements

         The Company performs ongoing credit evaluations of its customers and, when appropriate, requires either prepayment or payment upon delivery by cashier's check. Bad debts of the Company have been immaterial during the past two years.

         In 1995, three suppliers accounted for approximately 28%, 24%, and 7%, respectively, of total purchases. In 1994, three suppliers accounted for approximately 31%, 10%, and 5%, respectively, of total purchases.

 (10)    LEASE OBLIGATIONS

         The Company leases its operating facilities under a five-year noncancelable operating lease that expires in March 1998. Under the lease agreement, real estate, taxes, utilities, and maintenance are obligations of the Company. The lease contains a five-year renewal option at expiration.

         In addition, the Company leases executive office space in Oregon under a one-year operating lease that expires in September 1996.

         During 1994, the Company was also obligated under a noncancelable operating lease for facilities it occupied prior to moving to its current location. The Company entered into a sublease agreement for the facility which terminated concurrently with the facility lease. The Company recorded sublease income of $49,000 in 1994.

         Total rent expense, net of sublease income, was approximately $125,000 and $155,000 for the years ended December 31, 1995 and 1994, respectively.

         Future minimum lease commitments as of December 31, 1995 are as follows: 1996, $124,230; 1997, $100,000; and 1998, $17,000.

(11)     SUBSEQUENT EVENT

         In June 1996, the Company entered into an Agreement and Plan of Reorganization (the Agreement) to sell 100% of its outstanding shares of common stock. Under terms of the Agreement, the Company will receive $1,900,000 in common stock and cash of the acquiring company. The Company will also receive up to $1,600,000 in additional common stock and cash, contingent upon the achievement of specified pretax earning levels for the 12-month period ending June 1997. The transaction is intended to be structured as an IRC qualified reorganization.

         Upon consummation of the transaction, the Company will lose its WBE status, which could adversely impact future revenues.

                        PROLOGIC MANAGEMENT SYSTEMS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1996

                                                      ---HISTORICAL (UNAUDITED)---      PRO FORMA (UNAUDITED)
                                                          PROLOGIC       BASIS        ADJUSTMENTS       COMBINED
                                    Assets
Current assets
      Cash and cash equivalents                          $2,370,582   $  682,772      $  (769,000) b.  $2,284,354
      Trade accounts receivable, net                        417,176    1,751,231                        2,168,407
      Inventory                                              52,991      118,726                          171,717
      Prepaid expenses                                       91,082       69,066                          160,148
                                                         ----------   ----------      -----------      ----------
          Total current assets                            2,931,831    2,621,795         (769,000)      4,784,626

Property and equipment, net                                 204,950      148,224                          353,174
Software costs, net                                         530,810           --                          530,810
Goodwill, net                                               225,306           --          769,000  b.   1,358,719
                                                                                        1,400,000  c.
                                                                                       (1,035,587) d.
Other assets                                                147,899           --                          147,899
                                                         ----------   ----------       ----------      ----------
          Total assets                                   $4,040,796   $2,770,019       $  364,413      $7,175,228
                                                         ==========   ==========       ==========      ==========
                     Liabilities and Shareholders' Equity
Current liabilities
      Line of credit                                     $  895,007   $       --                       $  895,007
      Current installments of long term debt                109,669           --                          109,669
      Accounts payable                                      213,274    1,596,826                        1,810,100
      Accrued expenses                                      315,781      137,606                          453,387
      Deferred maintenance revenue                          126,587           --                          126,587
                                                         ----------   -----------      ----------      ----------
          Total current liabilities                       1,660,318    1,734,432               --       3,394,750

Long term debt, excluding current installments               21,550           --                           21,550

Shareholders' equity
          Net shareholders' equity                        2,358,928    1,035,587        1,400,000  c.   3,758,928
                                                                                       (1,035,587) d.
                                                         ----------   ----------       ----------      ----------
          Total liabilities and shareholders' equity     $4,040,796   $2,770,019       $  364,413      $7,175,228
                                                         ==========   ==========       ==========      ==========

               PROLOGIC MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 1996

                                                        -------HISTORICAL (AUDITED) -------            PRO FORMA (UNAUDITED)
                                                             PROLOGIC             BASIS            ADJUSTMENTS           COMBINED
Net Sales
              Hardware                                    $  1,350,172        $ 11,750,827                            $ 13,100,999
              Licenses                                         726,501           1,652,606                               2,379,107
              Service and other                                547,187           1,537,715                               2,084,902
                                                          ------------        ------------        ------------        ------------
                                                             2,623,860          14,941,148                --            17,565,008
Cost of Sales
              Hardware                                       1,124,479          10,497,069                              11,621,548
              Licenses                                         453,226           1,539,483                               1,992,709
              Service and other                                166,686           1,318,166                               1,484,852
                                                          ------------        ------------        ------------        ------------
                                                             1,744,391          13,354,718                --            15,099,109

              Gross profit                                     879,469           1,586,430                --             2,465,899
Operating expenses
              Selling and Marketing                            650,207             816,392                               1,466,599
              General and Administrative                       662,107             522,538            $178,584  a.       1,363,229
              Research and development                         169,677                --                                   169,677
              Write off of software cost                       325,818                --                                   325,818
              Expenses associated with raising capital          32,715                --                                    32,715
                                                          ------------        ------------        ------------        ------------
                           Total operating expenses          1,840,524           1,338,930             178,584           3,358,038

              Operating loss                                  (961,055)            247,500            (178,584)           (892,139)
Other income (expense)
              Interest expense                                (803,230)            (24,494)                               (827,724)
              Other                                                990                --                                       990
                                                          ------------        ------------        ------------        ------------
              Total other expense                             (802,240)            (24,494)               --              (826,734)
                           Loss before income taxes         (1,763,295)            223,006            (178,584)         (1,718,873)
              Income taxes                                        --                  --                                      --
                                                          ------------        ------------        ------------        ------------
                           Net loss                       $ (1,763,295)       $    223,006        $   (178,584)       $ (1,718,873)
                                                          ============        ============        ============        ============
              Net loss per common share                   $      (0.76)                                               $      (0.64)
                                                          ============                                                ============
              Shares used in per share calculation           2,330,219                                                   2,667,567
                                                          ============                                                ============

               PROLOGIC MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1996

                                                          ----HISTORICAL (UNAUDITED) ----            PRO FORMA (UNAUDITED)
                                                            PROLOGIC            BASIS           ADJUSTMENTS           COMBINED
Net Sales
              Hardware                                    $   397,323        $ 1,861,172                           $ 2,258,495
              Licenses                                         92,879            448,642                               541,521
              Service and other                               256,068            270,143                               526,211
                                                          -----------        -----------        -----------        -----------
                                                              746,270          2,579,957               --            3,326,227
Cost of Sales
              Hardware                                        315,687          1,612,318                             1,928,005
              Licenses                                        105,654            402,964                               508,618
              Service and other                               150,803            160,962                               311,765
                                                          -----------        -----------        -----------        -----------
                                                              572,144          2,176,244               --            2,748,388
              Gross profit                                    174,126            403,713               --              577,839
Operating expenses
              Selling and Marketing                           149,648             51,973                               201,621
              General and Administrative                      373,505            563,120          $44,646  a.          981,271
              Research and development                         82,411               --                                  82,411
                                                          -----------        -----------        -----------        -----------
                           Total operating expenses           605,564            615,093             44,646          1,265,303

              Operating loss                                 (431,438)          (211,380)           (44,646)          (687,464)
Other income (expense)
              Interest expense                               (356,641)            (2,049)                             (358,690)
              Other                                            24,497               --                                  24,497
                                                          -----------        -----------        -----------        -----------
              Total other expense                            (332,144)            (2,049)              --             (334,193)

                           Loss before income taxes          (763,582)          (213,429)           (44,646)        (1,021,657)
              Income taxes                                       --                 --                 --                 --
                                                          -----------        -----------        -----------        -----------
                           Net loss                       $  (763,582)       $  (213,429)       $   (44,646)       $(1,021,657)
                                                          ===========        ===========        ===========        ===========
              Net loss per common share                   $     (0.23)                                             $     (0.28)
                                                          ===========                                              ===========
              Shares used in per share calculation          3,328,070                                                3,665,418
                                                          ===========                                              ===========